Form 8-K for Wexford Trust



             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported): December 5, 1997

                        WEXFORD TRUST
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   (Exact name of Registrant as specified in its charter)

                                   33-20158
         MASSACHUSETTS             811-5469          25-6297791
       ---------------             ------------      ----------
    (State or other jurisdiction  (Commission file #) (I.R.S. ID #)
       (I.R.S. employment of incorporation)



           12300 Perry Highway, Wexford, PA 15090
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          (Address of principal executive offices)

                       (412) 935-5520
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     Registrant's telephone number, including area code


                       Not Applicable
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                              -
    (Former name or former address, if changed since last
                           report)


                      Page 1 of 2 pages


Item 4.

(i) Schneider Downs & Co., Inc. (former accountant's), who served as the principal accountant to the Wexford Trust for a period greater that two years, was dismissed by the registrant effective December 5, 1997. On December 5, 1997 Deloitte & Touche (Newly Elected Auditors) were approved to serve as the principal accountant to the Fund.
(ii) The former accountant's report on the financial statements for either of the past two years DID NOT contain adverse opinion or a disclaimer of opinion, NOR was it qualified or modified as to uncertainty, audit scope or accounting principals.
(iii) The decision to change the principal accountant from Schneider Downs & Co., Inc. to Deloitte & Touche was recommended and approved by the Trustees of the fund on December 5, 1997. The Trustees of the Fund are Richard R. Rice, Ronald H. Muhlenkamp, and Mr. Edgar Belle.
(iv) Over the past two accounting periods there were NO disagreements with the former accountants on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure.
(v)  N/A


Pursuant to the requirements of the Securities Exchange Act of 1934, WEXFORD TRUST and the Trustees have duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                   WEXFORD TRUST:

                                   Wexford Trust


                                   /s/ Ronald H. Muhlenkamp
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December 5, 1997         BY: Ronald H. Muhlenkamp, Trustee